Exhibit 5.1



==================
ATLAS PEARLMAN
TROP  &  BORKSON
============P.A.==

A T T O R N E Y S     A T     L A W

Jan Douglas Atlas     Joel D. Mayersohn       Of Counsel
Michael W. Baker      Matthew W. Miller       Jon A. Sale
Alan H. Baseman       William Nortman         Benedict P. Kuehne
Stephen W. Bazinsky   Brian A. Pearlman
Roxanne K. Beilly     Charles B. Pearlman
Elliot P. Borkson     Jonathan S. Robbins
Deborah Ann Byles     James M. Schneider
Robin Corwin Campbell Wayne H. Schwartz       Director of
Rebecca G. DiStefano  Douglas Paul Solomon    Marketing and Development
Michael Greenwald     Samantha Nicole Tesser  Scott I. Cowan*
April I. Halle        Michael L. Trop
Kip O. Lassner        Steven I. Weinberger
Eric Lee              Kenneth P. Wurtenberger
Andrew Lockwood                               *not licensed to practice law

                                                          November 16, 1999


Newagecities.com, Inc.
1181 South Rogers Circle
Suite 5
Boca Raton, FL 33487

         Re: Registration Statement on Form SB-2; newagecities.com, Inc. (the "newagecities"), 5,050,000 Shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration by newagecities of 5,050,000 shares of Common Stock, par value $.02 per share (the "Common Stock"), to be sold by the Selling Security Holders designated in the Registration Statement. The shares of Common Stock to be sold consist of up to 3,200,000 shares of Common Stock currently outstanding and to be issued upon consummation of a merger with Member Net, Inc. and up to 1,800,000 shares of Common Stock to be issued upon exercise of warrants.

         In our capacity as counsel to newagecities, we have examined the original, certified, conformed, photostat or other copies of newagecities' Certificate of Incorporation (as Amended), By-Laws, instruments, agreements, exhibits and corporate minutes provided to us by newagecities. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of newagecities, we have necessarily assumed the correctness and completeness of the statements made or included therein by newagecities, and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the outstanding shares of Common Stock are validly issued, fully paid and non-assessable, and the Common Stock to be issued upon the consummation of the merger with Member


           New River Center, Suite 1900, 200 East Las Olas Boulevard,
                         Fort Lauderdale, Florida 33301
          Telephone (954) 763-1200 / Facsimile (954) 766-7800 / E-mail
              aptb@atlaslaw.com / web site http://www.atlaslaw.com
--------------------------------------------------------------------------------

                  FORT LAUDERDALE o MIAMI o BOCA RATON o NAPLES

Newagecities.com, Inc.                                 ==================
November 16, 1999                                      ATLAS PEARLMAN
Page 2                                                 TROP  &  BORKSON
                                                       ============P.A.==







Net, Inc. and/or the exercise of the warrants (assuming payment of the respective exercise prices therefor), when issued in accordance with the terms of the merger and the warrants, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form SB-2 to be filed with the Commission.

                                 Very truly yours,

                                 ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                 /s/ATLAS, PEARLMAN, TROP & BORKSON, P.A
                                 ---------------------------------------


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